Exhibit 99.1

Kentucky USA Energy, Inc. Announces Drilling Update
Monday October 27, 2:08 pm ET

LONDON, Ky.--(BUSINESS WIRE)--Kentucky USA Energy, Inc. (OTCBB: KYUS), an early stage natural gas exploration and production company, announced today a drilling update on its New Albany Shale project. The Company has commenced drilling at the Walker #1 location and drilling is presently at a depth of 1170 feet. The Company expects to reach total depth (“TD”) on this well early this week. The Walker #1 well was originally designated for drilling in May but spudding-in was delayed because of permitting matters. Due to a mechanical breakdown on the drilling rig at the J&J Johnston #1 well, the rig at that well has been rigged down and the drilling contractor is waiting for a replacement drive engine to be delivered.

Steve Eversole, CEO of Kentucky USA Energy commented, “Despite the delay caused by the drilling rig on J&J Johnston #1 well, we are pleased with the ongoing progress of the drilling operation and continue to press forward on our New Albany Shale project. We have identified our next four drilling locations and we plan to get as many drilled to TD as possible before the winter sets in.”

In addition, the completion process is ongoing on our first five wells - Slinker #1B, Francis Grace #1, Hunter Wells #1 (drilled to TD in place of Walker #1), Hunter Wells #2 and Billy Johnston #1. The Company plans to announce the results of the four point flow tests on these wells once completed by the independent gas analysis engineer who has been retained by the Company to perform the tests.

About Kentucky USA Energy, Inc.

Headquartered in London, KY, Kentucky USA Energy, Inc. engages in the acquisition, exploration, and development of oil and natural gas resource properties, with a primary focus on New Albany shale gas in the Illinois Basin in western Kentucky. The Company is a growing independent energy company with, it believes, the experience and technological expertise to develop its gas resources in the Illinois Basin’s New Albany Shale.

More information about the Company may be found at www.kusaenergy.com

Forward-Looking Statements

Certain statements in this news release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of Kentucky USA Energy, including, but not limited to, the availability and pricing of additional capital to finance operations, including the drilling of its initial gas wells, longer term drilling programs and additional leasehold acquisitions, the viability of the shale gas fields in the Illinois Basin in western Kentucky, the ability of Kentucky USA Energy to build and maintain a successful operations infrastructure and to effectively drill and develop producing wells, the successful negotiation and execution of cost-effective third-party gas drilling and distribution agreements, the continued commitment of drill rig operators and future economic conditions and energy prices. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of Kentucky USA Energy can be found in the filings of Kentucky USA Energy with the U.S. Securities and Exchange Commission.

Contact:
Kentucky USA Energy, Inc.
Corporate
Steven Eversole, CEO, 606-878-5987
or
Investor Relations
Corporate Evolutions, Inc.
Ph: 516-482-0155
Toll Free: 877-482-0155
info@corporateevolutions.com
www.corporateevolutions.com